Exhibit 10.2

RESTRICTED UNIT PLAN FOR NON-EMPLOYEE MEMBERS OF
THE BOARD OF DIRECTORS OF COVANCE INC.

(As amended and restated effective May 8, 2008)

ARTICLE I

INTRODUCTION

1.01.                     Name of Plan.

This Plan shall be known as the Restricted Unit Plan for Non-Employee Members of the Board of Directors of Covance Inc.

1.02.                     Purpose of Plan.

The purpose of the Plan is to benefit the shareholders of Covance Inc. by increasing the proprietary interests of non-employee directors of Covance Inc. in the growth and success of Covance Inc. through the provision of Hypothetical Shares representing monetary compensation linked in value to the value of Covance Common Stock.

1.03.                     Effective Date.

This amendment and restatement of the Plan is effective May 8, 2008.

ARTICLE II

AWARDS AND PAYMENT ELECTIONS

2.01.                     Awards.

(a)                                  On May 20, 2003, each non-employee director of Covance Inc. who is a member of the Board on that date shall receive an Award of five thousand (5,000) Hypothetical Shares. On every anniversary of May 20, 2003, each non-employee director who is a member of the Board on that date shall receive an Award of such number of Hypothetical Shares as is approved by the Board in advance of such date.

(b)                                 Any person, who becomes a non-employee member of the Board after the date of one Award and before the next Award, shall receive an Award in an amount equal to the number of months such person is a Director prior to the next award date, divided by twelve (12), and multiplied by the number of Hypothetical Shares most recently granted pursuant to paragraph 2.01(a) hereof.

(c)                                  Notwithstanding any other provision of the Plan, no individual shall be eligible to receive an Award under this Plan unless, on the Award Date, he or she is a member of the Board and is not an employee of Covance Inc. or any Subsidiary or Affiliate thereof.  Each Award shall vest and be non-forfeitable three years from the Award Date (the “vesting date”) provided the director has remained on the Board continuously through the vesting date, except that that Awards granted pursuant to paragraph 2.01(b) shall have the same vesting date as the most recent Awards granted pursuant to paragraph 2.01(a). In the event a director ceases to be a director at any time prior to vesting, the Award shall be forfeited, provided that, notwithstanding the foregoing, (i) the Award shall vest in the event that the director dies before the vesting date and has remained on the Board continuously from the Award Date through his date of death, and (ii) the Award shall vest in the event a director retires from the Board with the consent of the Board of Directors.

2.02.                     Designation of Beneficiaries.

A director who receives an Award pursuant to Section 2.01 may designate one or more beneficiaries under the Plan with respect to such Award to receive the director’s benefit in the event of his death. A director may, at any time, revoke a prior beneficiary designation and make a new beneficiary designation pursuant to this Section 2.02. Any such designation or revocation shall be in writing and shall be submitted to the General Counsel in such form and in such manner as is reasonably acceptable to the General Counsel. If a director dies before he has received all payments due him under the Plan, the remaining payments shall be made, in a lump sum, to his beneficiaries, or, if there is no such beneficiary, then to the director’s estate as promptly as practicable following the director’s death.

ARTICLE III

ACCOUNTS AND INVESTMENTS

3.01.                     Accounts.

(a)                                  Establishment of Accounts. A separate account shall be maintained for each director who receives an Award pursuant to Section 2.01. Such account shall be (1) credited with the Awards granted to the director pursuant to Section 2.01, (2) credited (or charged, as the case may be) with the investment results determined pursuant to Section 3.02, and (3) charged with the amounts paid by the Plan to or on behalf of the director pursuant to Article IV.

(b)                                 Subaccounts. Within each director’s account, separate subaccounts may be maintained to the extent necessary for the administration of the Plan.

3.02.                     Investments.

(a)                                  Deemed Investment in Covance Common Stock. Until the vesting date, the entire balance in a director’s account shall be treated as if it were invested in Covance Common Stock. The deemed investment in Covance Common Stock of all or part of the balance in a director’s account shall be determined in accordance with the following rules:

(1)                                  Deemed Reinvestment of Dividends. The number of hypothetical shares of Covance Common Stock credited to a director’s account shall be increased on each date that a dividend is paid on Covance Common Stock. The number of additional hypothetical shares of Covance Common Stock credited to a director’s account as a result of such increase shall be determined, first, by multiplying the total number of hypothetical shares of Covance Common Stock credited to the director’s account immediately before such increase by the amount of the dividend paid per share of Covance Common Stock on the dividend payment date, and, then, by dividing the product so determined by the closing price of Covance Common Stock on the composite tape of New York Stock Exchange issues on the dividend payment date (or if there was no reported sale of Covance Common Stock on such date, on the next preceding day on which there was such a reported sale).

(2)                                  Conversion Out of Covance Common Stock. The dollar value of the hypothetical shares of Covance Common Stock credited to a director’s account on any date shall be determined by multiplying the number of hypothetical shares of Covance Common Stock credited to the director’s account on that date by the average closing price of Covance Common Stock, as reported on the composite tape of New York Stock Exchange issues for the most recent 10 business days ending before that date.

(3)                                  Effect of Recapitalization. In the event of a transaction or event described in this paragraph (3), the number of hypothetical shares of Covance Common Stock credited to a director’s account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (3) if and only if (A) it is a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the exercisability of stock purchase rights received under the Rights Plan, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, and (B) the Board determines that such transaction or event affects the shares of Covance Common Stock, such that an adjustment pursuant to this paragraph (3) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

3.03.                     Hypothetical Nature of Accounts and Investments.

Each account and investment established under this Article III shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. In accordance with Section 4.03(a), neither the Plan nor any of the accounts or investments established hereunder shall hold any actual funds or assets.

ARTICLE IV

PAYMENTS

4.01.                     Exclusive Entitlement to Payment.

An Award made pursuant to Section 2.01 shall entitle a director to receive the payments due him at the times, in the amounts, and in the form specified in this Article IV. No other amounts shall be due or payable to a director under this Plan.

4.02.                     Payment Commencement Date.

The payment to a director under this Plan shall be made in a lump sum on the vesting date. Notwithstanding the foregoing sentence, in the event of a participant’s death, prior to a vesting date, a participant’s account will be distributed to his beneficiaries as soon as practicable following the participant’s death in accordance with Section 2.02.

4.03.                     Limitations on Rights to Payment.

(a)                                  Rights Unsecured. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of Covance Inc.

(b)                                 Rights Not Assignable. No payment due any person under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any director or beneficiary. If any director or beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any payment under the Plan, the Board may direct that such payment be suspended and that all future payments to which such person otherwise would be entitled be held and applied for the benefit of such person, the person’s children or other dependents, or any of them, in such manner and in such proportions as the Board may deem proper. Notwithstanding the foregoing, a director may assign his right to payment under the Plan to Covance Inc. or its Affiliates.

(c)                                  Rights Forfeited Upon Competition. A director who, without the written consent of Covance Inc., engages in competition with Covance Inc. or any Subsidiary thereof, accepts employment with or acquires or holds any substantial interest in any business that is competitive with the business carried on by Covance Inc. or any

Subsidiary thereof, or serves as an officer or director of any corporation engaged in competition with the business carried on by Covance Inc. or any Subsidiary thereof, shall forfeit all rights to any payments under the Plan that would otherwise be payable to the director or his beneficiaries on or after the initial date of such action by the director. The purchase by a director, for investment, on a recognized securities exchange, of stock or other securities of a competitor of Covance Inc. or Subsidiary thereof representing not more than one percent of the total voting power represented by all outstanding stock and securities of such competitor, or the holding thereof, shall not be deemed to constitute the acquisition or holding of a substantial interest in such competitor for purposes of this subsection (c). This subsection (c) shall not apply to any director on or after the occurrence of a Change in Control.

ARTICLE V

MISCELLANEOUS

5.01.                     Severability.

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

5.02.                     Board Authority.

(a)                                  In General. Except to the extent that the Plan specifically provides otherwise, the Board shall have the sole authority and discretion (1) to amend, suspend, or terminate the Plan, (2) to interpret the Plan, (3) to establish and revise rules and regulations relating to the Plan, (4) to delegate such responsibilities or duties as it deems desirable, and (5) to make any other determination that it believes necessary or advisable for the administration of the Plan.

(b)                                 Plan Termination. Except to the extent that the Plan specifically provides otherwise, the Board may terminate the Plan at any time, in accordance with applicable law. Upon termination of the Plan, all Awards made before the date of termination, and any rights to payment with respect to such Awards, shall continue to be governed by the provisions of the Plan in effect immediately before the date of termination.

5.03.                     Change in Control.

(a)                                 Plan Modifications Following Change in Control. Notwithstanding any provision of the Plan to the contrary, the Board may amend, modify, or suspend the Plan (including the Change in Control provisions) at any time before a Change in Control occurs, but except as may be required by law, after a Change in Control occurs: (1) the

Change in Control provisions shall not be amended, modified, suspended, or terminated, directly or indirectly, and (2)(A) no other provisions of the Plan shall be amended, modified, suspended, or terminated, directly or indirectly, (B) no rules, regulations, or procedures under the Plan shall be established or modified, (C) no interpretation of the Plan shall be adopted, (D) no determination under the Plan shall be made, and (E) no authority or discretion shall be exercised, in a manner that would alter the meaning or operation of the Change in Control provisions or that would undermine or frustrate their purposes.

(b)                                 Rights Protected Following Change in Control. Notwithstanding any provision of the Plan to the contrary, no amendment, suspension, or termination of the Plan, or revocation of any required approval by the Board, effected after a Change in Control shall operate to reduce, eliminate, or otherwise adversely affect any director’s or beneficiary’s right to receive any payment under the Plan (including, without limitation, the amount, timing, and method thereof) in accordance with any Award made prior to the date of such amendment, suspension, termination, or revocation of approval and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to the Plan as in effect on the date immediately preceding the date on which the Change in Control occurs. Notwithstanding any provision of the Plan to the contrary, upon and after a Change in Control, the rights described in the immediately preceding sentence shall be fully vested, nonforfeitable contractual rights enforceable by or on behalf of any director or former director against Covance Inc. or any successor to all or substantially all of the business or assets of Covance Inc.

5.04.                     Usage and Definitions.

(a)                                  Titles and Headings Not to Control. The titles to Articles and the headings of Sections, subsections, paragraphs, and subparagraphs in this Plan are placed herein for convenience of reference only and, as such, shall be of no force or effect in the interpretation of the Plan.

(b)                                 Definitions. Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in this Plan, shall have the meanings set forth below.

Acquiring Person. “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Covance Common Stock then outstanding, but shall not include Covance Inc., any Subsidiary of Covance Inc., any employee benefit plan of Covance Inc. or any Subsidiary of Covance Inc., or any entity holding Covance Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Covance Common Stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of Covance Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of Covance Common Stock then outstanding by reason of share purchases by Covance and shall, after such share purchases by Covance Inc., become the Beneficial Owner of any additional Covance Common Stock, then such Person shall be deemed to be an “Acquiring Person”. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Covance Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Plan.

Affiliate. “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

Article. “Article” shall mean an article of this Plan.

Associate. “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

Award. “Award” shall mean the award of hypothetical shares of Covance Common Stock made to a director pursuant to Section 2.01.

Award Date. “Award Date” shall mean the date on which an Award is made to a director pursuant to Section 2.01.

Beneficial Owner. A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(1)                                  which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(2)                                  which such Person or any of such Person’s Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the rights granted pursuant to the Rights Plan), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however. that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this clause if the agreement, arrangement, or understanding to vote such security (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (ii) is not also then reported by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(3)                                  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (B) of paragraph (2), above), or disposing of any securities of Covance Inc.

Board. “Board” shall mean the Board of Directors of Covance lnc.

Change in Control. A “Change in Control” shall occur when and only when the first of the following events occurs:

(1)                                  the date that an Acquiring Person first becomes such; provided that in determining whether a Change in Control has occurred, the acquisition of securities of Covance Inc. in a Non-Control Transaction shall not constitute an acquisition that would cause a Change in Control; or

(2)                                  three or more directors, whose election or nomination for election is not approved by a majority of the members of the “Incumbent Board” (as defined below) then serving as members of the Board, are elected within any single 12-month period to serve on the Board; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed not to have been approved by a majority of the Incumbent Board for purposes hereof; or

(3)                                  members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; “Incumbent Board” shall mean individuals who, as of May 1, 2003, are members of the Board, provided that if the election, or nomination for election by Covance Inc.’s shareholders, of any new director was approved by a vote of at least three-quarters of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(4)                                  approval by shareholders of Covance Inc. of:

(A)                              a merger, consolidation, or reorganization involving Covance Inc., unless

(i)                                     the shareholders of Covance Inc., immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 50 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

(ii)                                  individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the Surviving Corporation; and

(iii)                               no Person (other than Covance Inc. or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by Covance Inc., the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation, or reorganization had Beneficial Ownership of securities representing 20 percent or more of the Voting Power) has Beneficial Ownership of securities representing 20 percent Covance Inc., within the meaning of section 16 of the Exchange Act.

Rights Plan. “Rights Plan” shall mean the Rights Agreement, dated as of December 31, 1996, between Covance Inc. and Harris Trust and Savings Bank as it may be amended from time to time, or any successor thereto.

Section. “Section” shall mean a section of this Plan.

Subsidiary. “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

Voting Power. “Voting Power” shall mean the voting power of all securities of Covance Inc. then outstanding generally entitled to vote for the election of directors of Covance Inc.